CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, Texas 75081

We hereby consent to the use in the Registration Statement on Form S-1/A of our report dated January 11, 2010, relating to the financial statements of Optex Systems Holdings, Inc. which is contained in that Registration Statement.  We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

EFP Rotenberg, LLP
Rochester, New York
September 3, 2010

LETTER FROM PREDECESSOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-6010

We are the predecessor independent registered public accounting firm for Optex Systems Holdings, Inc. (the Company).  We have read the Company's disclosure set forth under the heading, "Experts", of the Company's Amendment No. 6 to the Registration Statement on Form S-1/A and are in agreement with the disclosure insofar as if pertains to our firm.

Rochester, New York
September 3, 2010